LETTER OF AGREEMENT



     THIS LETTER OF AGREEMENT ("Agreement") is dated as of this 13th day of July 2001, between Moye & Associates, Inc.(dba) TheBest.Net, Inc. of Saint Simons Island, Georgia (herinafter "Seller") and Robert Spangler (hereinafter, "Buyer") of Fernandina Beach, Florida.

     WHEREAS, Seller is the operator of the internet service provider known as TheBest.Net and as such provides internet services to between approximately 1,500 and 2,672 clients (hereinafter "clients"), and

     WHEREAS, Buyer is also an owner operator of an Internet service provider and desires to acquire the above referenced clients from Seller, and

     WHEREAS, Seller desires to sell the clients to Buyer based upon, but not limited too, the points set forth hereinbelow, the exact terms of which are to be defined at a later date and included in the Acquisition Agreement.

     NOW THEREFORE, the parties agree as follows:

     1.      Seller Agrees to:

A.	Sell all of its clients to Buyer at a price of $133.33 per client.
Total sales price will be determined by multiplying the number of clients delivered by $133.33 (as in paragraphs 2A. and 2Aa. Below).



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B.	Upon closing and execution of a final Acquisition Agreement, deliver to buyer a complete verifiable list of all clients, including all necessary information needed by Buyer to add the clients to his customer list and provide them with internet services at the same level as was provided to clients by Seller.

C.	Provide guidance and assistance to Buyer on an as needed and as available basis in order to effect a rapid and smooth transition of clients from Seller's to Buyer's Internet service operation.

2.	Buyer Agrees to:

A. Upon execution of this Agreement, deposit with Seller a "down payment" in the amount of $150,000, representing $133.33 per client based upon delivery of 1,500 clients to Buyer.

a. Buyer will then have 45 days from that date to verify the exact number of clients delivered by Seller and on that date there will be a "true up" of the number of clients acquired by Buyer in this transaction and Buyer will deliver to Seller $133.00 for each client received Buyer in excess of 1,500.

3.	Covenants and Agreements

A.	Robert Spangler represents that he has the authority to execute this
Letter of Intent on behalf of Buyer.

B.	Gerard Haryman represents that he has the authority to execute this
Agreement on behalf of the Seller.

C.	Both parties agree to the final execution of an Acquisition Agreement within one week of the date of this agreement.

D. 	In connection with any controversy or claim arising out of or relating to this Agreement, the parties hereto agree that such controversy shall be submitted to arbitration, in conformity with the Federal Arbitration Act (Section 9 U.S. Code Section 901 et seq.), and shall be conducted in accordance with the Rules of the American Arbitration Association. Any judgment rendered as a result of the arbitration of any dispute herein, shall upon being rendered by the arbitrators be submitted to a Court of competent jurisdiction within the State of Florida or in any state where a party to this action maintains its principal business or is a Corporation incorporated in said state.


E. This Agreement shall be construed under and in accordance with the laws of the State of Florida, and all obligations of the parties created under it are performed in Palm County, Florida. Further, in any controversy arising out of this Agreement, wherein arbitration is elected, the venue for said arbitration shall be in Palm Beach County, Florida, and all parties hereby consent to that venue as the proper jurisdiction for said proceedings provided herein.


F.	This Agreement shall be binding on and inure to the benefit of the contracting parties and their respective heirs, executors, administrations, legal representatives, successors, and assigns when permitted by this Agreement.

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G.	In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.


H. 	This Agreement constitutes the sole and only Agreement of the contracting parties and supersedes any prior understandings or written or oral agreements between the respective parties.



IN WITNESS WHEREOF, the parties hereto have agreed and executed this Agreement the 13th day of July 2001.


FOR SELLER:                                    FOR BUYER



By: /s/ Gerard Haryman                         By: /s/ Robert Spangler
    ------------------                             -------------------
        Gerard Haryman                                 Robert Spangler
        President
        Phoenix International Industries, Inc.


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